EXHIBIT 1.1

2,000,000 Shares

GENWORTH FINANCIAL, INC.

% SERIES A CUMULATIVE PREFERRED STOCK

FORM OF UNDERWRITING AGREEMENT

May     , 2004

May     , 2004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Sirs and Mesdames:

GE Financial Assurance Holdings, Inc., a Delaware corporation (the “Selling Stockholder”), as the sole selling stockholder, proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 2,000,000 shares of the % Series A Cumulative Preferred Stock (the “Shares”) of Genworth Financial, Inc., a Delaware corporation (the “Company”).  The shares of % Series A Cumulative Preferred Stock are hereinafter referred to as the “Preferred Stock.”

As used in this Agreement, the “Reorganization” refers to (i) the corporate reorganization transactions to be consummated on the date hereof, including the acquisition by the Company of the assets and liabilities of the Selling Stockholder and the acquisition of other businesses owned by certain other subsidiaries of General Electric Company (“GE”) as described in the Prospectus under the heading “Corporate Reorganization” and (ii) the execution on or prior to the date hereof of the reinsurance, transitional and other agreements by the Company, the Selling Stockholder and/or certain GE subsidiaries, which are described under the caption “Arrangements Between GE and Our Company” in the Prospectus (as defined below) (the “Reorganization Documents”).

Concurrently with the offering of the Shares, the Company is offering Class A Common Stock (the “Common Stock”) by means of a prospectus specifically relating to the Common Stock (the “Common Stock Prospectus”) and % Equity Units (the “Equity Units”) by means of a prospectus specifically relating to the Equity Units (the “Equity Units Prospectus”).  The closing of the offering of the Shares on the Closing Date (as defined in Section 5 hereof) upon the terms and subject to the conditions set forth herein is contingent upon the simultaneous closing of the concurrent offerings of the Common Stock and Equity Units on the Closing Date.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of Preferred Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

1.                                       Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, as of the end of the date hereof, that:

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)         (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or

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be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d)         Each subsidiary of the Company set forth on Schedule II hereto (each, a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Designated Subsidiary owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus; for purposes of this Agreement, Schedule II hereto includes each subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission).

(e)          This Agreement has been duly authorized, executed and delivered by the Company.  The Reorganization Documents have been duly authorized by the Company, to the extent applicable.

(f)            The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(g)         The outstanding shares of Preferred Stock (including the Shares to be sold by the Selling Stockholder) have been duly authorized and are validly issued, fully paid and non-assessable.

(h)         (A) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Reorganization Documents will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries (except to the extent such contravention would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of, or qualification with, any U.S.

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federal, state or local governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(i)             Neither the Company nor any of its Designated Subsidiaries is in violation of its certificate of incorporation or by-laws; neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except to the extent such default would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(j)             In connection with the Reorganization, each of the Company, the Selling Stockholder and their respective subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the “Consents”) of and from, and has made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required for the Reorganization and all such Consents and Filings are in full force and effect, except where the failure to have such Consents, to make such Filings or to have such Consents and Filings in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company, the Selling Stockholder and their respective subsidiaries are in compliance in all material respects with such Consents and neither the Company nor the Selling Stockholder nor any of their respective subsidiaries has received any notice or any inquiry, investigation or proceeding that reasonably could be expected to lead to the revocation, termination or suspension of, or render invalid or otherwise ineffective, any such Consent or otherwise impose any limitation on the Reorganization, except as set forth in the Prospectus or that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; for purposes of this Agreement, Schedule III hereto lists all Consents that the Company, the Selling Stockholder or their respective subsidiaries have obtained from insurance regulatory authorities for the consummation of the Reorganization.

(k)          There has not occurred any material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

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(l)             There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described therein or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)       Each preliminary prospectus filed as part of the registration statement in the form used in the offering of the Shares and any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)         The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)         Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(p)         Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described or otherwise contemplated in the Prospectus.

(q)         The Company and its Designated Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are

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described in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)            The Company and its Designated Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or be able to acquire on reasonable terms would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)          No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent, except where such dispute would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t)            Each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is licensed or authorized to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing or authorization, except for such jurisdictions in which the failure of the Insurance Subsidiary to be so licensed or authorized would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance regulatory authorities necessary to conduct their

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respective existing businesses as described in the Prospectus, except where the failure to have such Authorizations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it could reasonably be expected that the failure to obtain such additional Authorizations or the limiting of the writing of such business would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally or imposed in connection with the Reorganization and contemplated in the Prospectus, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case except where such orders or decrees would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)         Except as described in the Prospectus, (i) all ceded reinsurance and retrocessional treaties, contracts, agreements and arrangements (“Reinsurance Contracts”) to which the Company or any Insurance Subsidiary is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such Reinsurance Contracts to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any Reinsurance Subsidiary has received any notice from any other party to any Reinsurance Contract that such other party intends not to perform such Reinsurance Contract in any material respect, and the Company has no knowledge that any of the other parties to such Reinsurance Contracts will be unable to perform its obligations thereunder in any material respect, except where (A) the Company or the Insurance Subsidiary has established reserves in its financial statements which it deems adequate for potential uncollectible reinsurance or (B) such nonperformance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v)         Except as described in the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the Company’s or any of its subsidiaries’ claims-paying ability rating or financial strength rating by A.M. Best Company, Inc., Standard & Poor’s Rating Group,

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Moody’s Investor Service, Inc., Fitch Ratings, Ltd. or any other “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, which currently has publicly released a rating of the claims-paying ability or financial strength of the Company or any subsidiary.

(w)       The Company and each of its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)           The Shares have been registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(y)         Except as described in the Registration Statement or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Preferred Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(z)           The statements set forth in (i) the Prospectus under the caption “Description of Capital Stock” and “Description of Series A Preferred Stock,” insofar as they purport to constitute a summary of the terms of the Preferred Stock, and under the captions “Business — Legal Proceedings,” “Regulation,” “Arrangements between GE and Our Company,” “Description of Equity Units,” “Description of Certain Indebtedness,” “Shares Eligible for Future Sale” and “Certain U.S. Federal Tax Considerations for Non-U.S. Holders” and (ii) the Registration Statement in Items 14 and 15, in each case insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters described therein.

(aa)    KPMG LLP, whose report is included in the Prospectus, is an independent certified public accountant with respect to the Company and its combined subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder.  The

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financial statements of the Company and its combined subsidiaries (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.  The pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable.

2.                                       Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a)          The Selling Stockholder has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement.

(b)         This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.  The Reorganization has been duly authorized by all necessary corporate and stockholder action on the part of, as applicable, the Selling Stockholder.

(c)          The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement and the Reorganization Documents will not contravene in any material respect any provision of applicable law or the certificate of incorporation or by-laws of the Selling Stockholder or any agreement or other instrument binding upon the Selling Stockholder that is material to the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as has been obtained and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

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(d)         The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares or a security entitlement in respect of the Shares.

(e)          Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such nominee as the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)            The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g)         (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the Closing Date, any untrue statement of a material fact or

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omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions based upon information relating to the Selling Stockholder and General Electric Company furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto (such information collectively, the “Selling Stockholder Information”).

3.                                       Agreements to Sell and Purchase.  The Selling Stockholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholder the respective numbers of Shares set forth in Schedule I hereto opposite its name at $            a share (the “Purchase Price”).

Each of the Company and the Selling Stockholder hereby agrees that during the period beginning on the date hereof and continuing to and including the Closing Date, they will not offer, sell, contract to sell or otherwise dispose of any preferred stock of the Company substantially similar to the Shares (other than the Shares) without the prior written consent of the Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., as underwriters (the “Underwriters”).

4.                                       Terms of Public Offering.  The Company and the Selling Stockholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company and the Selling Stockholder are further advised by you that the Shares are to be offered to the public initially at $                         a share (the “Public Offering Price”) plus accrued dividends, if any, to the Closing Date, and to certain dealers selected by you at a price that represents a concession not in excess of $               a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $           a share, to any Underwriter or to certain other dealers.

5.                                       Payment and Delivery.  Payment for the Shares shall be made to the Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                          , 2004, or at such other time on the same or such other date, not later than                          , 2004, as shall be agreed in writing by the parties.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the

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Closing Date.  The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.                                       Conditions to the Underwriters’ Obligations.  The obligations of the Selling Stockholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [            ] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities or the Company’s financial strength or claims-paying ability by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                                  there shall not have occurred any material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(b)         The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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(c)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)         The Underwriters shall have received on the Closing Date an opinion and letter of Weil, Gotshal & Manges LLP, outside U.S. counsel for the Company, dated the Closing Date, as set forth in Exhibit A.

(e)          The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special U.S. regulatory counsel for the Company, dated the Closing Date, as set forth in Exhibit B.

(f)            The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special French counsel for the Company, dated the Closing Date, as set forth in Exhibit C.

(g)         The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special U.K. counsel for the Company, dated the Closing Date, as set forth in Exhibit D.

(h)         The Underwriters shall have received on the Closing Date an opinion of Leon E. Roday, Esq., the Company’s General Counsel, dated the Closing Date, as set forth in Exhibit E.

(i)             The Underwriters shall have received on the Closing Date an opinion of Craig MacKenzie, Esq., the Company’s in-house Australian counsel, dated the Closing Date, as set forth in Exhibit F.

(j)             The Underwriters shall have received on the Closing Date an opinion of Conyers, Dill & Pearman, outside Bermuda counsel for the Company, dated the Closing Date, as set forth in Exhibit G.

(k)          The Underwriters shall have received on the Closing Date an opinion of Winsor Macdonell, Esq., the Company’s in-house Canadian counsel, dated the Closing Date, as set forth in Exhibit H.

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(l)             The Underwriters shall have received on the Closing Date an opinion of Stewart McKelvey Stirling Scales, outside Nova Scotia counsel for the Company, dated the Closing Date, as set forth in Exhibit I.

(m)       The Underwriters shall have received on the Closing Date an opinion of Weil, Gotshal & Manges LLP, outside counsel to the Selling Stockholder, dated the Closing Date, as set forth in Exhibit J.

(n)         The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, dated the Closing Date, with respect to such matters as the Underwriters shall request.

The opinions of Weil, Gotshal & Manges LLP, LeBoeuf, Lamb, Greene & MacRae, L.L.P., Leon E. Roday, Esq., Craig MacKenzie, Esq., Conyers Dill & Pearman, Winsor Macdonell, Esq. and Stewart McKelvey Stirling Scales described in Sections 6(d)- 6(m) above shall be rendered to the Underwriters at the request of the Company or the Selling Stockholder, as the case may be, and shall so state therein.

(o)         The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(p)         The Reorganization shall have been consummated in all material respects and the Consents listed in Schedule III hereto shall be in full force and effect on the Closing Date in all material respects, and copies of such Consents shall be delivered to you on the date hereof.

(q)         The offerings of the Common Stock and Equity Units shall have been consummated on the Closing Date

7.                         Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)          To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without

14

charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement or as promptly as practicable thereafter and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)         Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)         To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e)          To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending                  , 200     that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8.                                       Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its

15

obligations and the obligations of the Selling Stockholder under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and Selling Stockholder’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters (except any transfer or other taxes payable thereon, which shall be paid by the Selling Stockholder), (iii) the cost of printing or the reasonable fees of counsel in producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Preferred Stock, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution”, and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for the allocation of such expenses among themselves.

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9.                         Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Section 7 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter within the meaning of Rule 405 of the Securities Act, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such  loss, claim, damage or liability, unless such failure is the result of noncompliance by the Company in furnishing copies of the Prospectus (or amendments or supplements thereto) pursuant to Section 7(a) hereof.

(b)         The Selling Stockholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Section 7 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or

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caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Stockholder Information; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter within the meaning of Rule 405 of the Securities Act, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such  loss, claim, damage or liability, unless such failure is the result of noncompliance by the Company in furnishing copies of the Prospectus (or amendments or supplements thereto) pursuant to Section 7(a) hereof.  The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Stockholder under this Agreement.

(c)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors and officers of the Company and Selling Stockholder who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(d)         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the

18

indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who controls the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)          To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party in respect of any losses, claims,

19

damages or liabilities referred to under such paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company or the Selling Stockholder, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares, (ii) if the indemnifying person is an Underwriter, in such proportion as is appropriate to reflect the relative fault of such Underwriter on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities or (iii) if the allocation provided by clause 9(e)(i) or 9(e)(ii) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above or the relative fault referred to in clause 9(e)(ii) but also the relative fault (in cases covered by clause 9(e)(i)) or such relative benefits (in cases covered by clause 9(e)(ii)) of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company or the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.  The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Stockholder under this Agreement.

(f)            The Company, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e).  The

20

amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)         The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of the Selling Stockholder or any person controlling the Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.                                 Termination.  The Underwriters may terminate this Agreement by notice given by the Underwriters to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal or New York State authorities, or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Underwriters, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Shares.

11.                                 Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on

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such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder.  In any such case either you or the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company or the Selling Stockholder as the case may be will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.                                 Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

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14.                                 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23

Very truly yours,

GENWORTH FINANCIAL, INC.

By:
Name:
Title:

GE FINANCIAL ASSURANCE HOLDINGS, INC.

By:
Name:
Title:

24

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED GOLDMAN, SACHS & CO.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

By:	Goldman, Sachs & Co. Incorporated

By:
Name:
Title:

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SCHEDULE I

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.

Total:	24,000,000

I-1

SCHEDULE II

LIST OF DESIGNATED SUBSIDIARIES

Designated Subsidiaries	Jurisdiction of Incorporation

Brookfield Life Assurance Company Ltd.	(Bermuda)
Federal Home Life Insurance Company	(Virginia)
First Colony Life Insurance Company	(Virginia)
GE Capital Life Assurance Company of New York	(New York)
GE Capital Mortgage Insurance Company	(Canada)
GE Life and Annuity Assurance Company	(Virginia)
GE Mortgage Holdings, LLC	(North Carolina)
GE Mortgage Insurance Company Pty Ltd.	(Australia)
GE Mortgage Insurance Holdings Pty Ltd.	(Australia)
GEFA International Holdings, Inc.	(Delaware)
GEMIC Holdings Company	(Canada)
General Electric Capital Assurance Company	(Delaware)
General Electric Mortgage Insurance Company	(North Carolina)
GNA Corporation	(Washington)
Jamestown Life Insurance Company	(Virginia)

II-1

SCHEDULE III

LIST OF CONSENTS

Change of Control Approvals and Exemptions

United States:

1.                                      Connecticut –

Letter dated March 24, 2004 from Connecticut Department of Insurance granting to Genworth an exemption from the change of control filing and approval requirements relating to GEGLAC.

2.                                      Delaware –

Letter dated April 14, 2004 from Delaware Department of Insurance granting to Genworth an exemption from the change of control filing and approval requirements relating to GECA.

3.                                      Illinois –

Letter dated February 25, 2004 from Illinois Department of Insurance granting to GEFAHI an exemption from the change of control filing and approval requirements relating to UFLIC.

Letter dated April 2, 2004 from Illinois Department of Insurance granting to General Electric Capital Services, Inc. an exemption from the change of control filing and approval requirements relating to UFLIC.

4.                                      New York –

Letter dated April 20, 2004 from New York Department of Insurance approving Genworth’s application for approval of the acquisition of control of AML and GECLANY.

5.                                      North Carolina –

Order dated April 15, 2004 from North Carolina Commissioner of Insurance approving Genworth’s application for approval of the acquisition of control of GEHEI, GEMIC, GEMICNC, GEMRC, GERMIC and PRMI.

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6.                                      Texas –

Order dated February 26, 2004 from Texas Commissioner of Insurance granting to Genworth an exemption from the change of control filing and approval requirements relating to PIC.

7.                                      Virginia –

Letter dated April 14, 2004 from Commonwealth of Virginia State Corporation Commission, Bureau of Insurance, approving Genworth’s application for approval of the acquisition of control of First Colony, FHL, FFRL Re Corp. and GELLAC.

8.                                      Wisconsin –

Letter dated February 18, 2004 from Wisconsin Department of Insurance approving Genworth’s application for approval of the acquisition of control of Verex.

International:

1.                                      Australia –

Order and Judgement of the Federal Court of Australia, dated March 1, 2004, approving schemes under Part III Division 3A of the Insurance Act 1973 effecting the transfer from GEMI AUS and GEMICO to New GEMICO of their respective mortgage insurance businesses to New GEMICO.  The scheme effecting the transfer of GEMI’s mortgage insurance business to New GEMICO (the “GEMI Scheme”) and the scheme effecting the transfer of GEMICO’s mortgage insurance business to New GEMICO (the “GEMICO Scheme”) were both completed on 31 March 2004.

Notice of No Opposition from the Foreign Investment Policy Division of the Treasury of the Australian Government, dated February 11, 2004, relating to the GEMI Scheme and GEMICO Scheme.

Approval of the Australian Prudential Regulation Authority under the  Financial Sector Shareholdings Act, dated December 18, 2003, relating to the shareholding in New GEMICO and GE Mortgage Insurance Holdings Pty Limited.

Notice of Unconditional Go Ahead Decision of the Australian Prudential Regulation Authority under the Insurance (Acquisitions and Takeovers)

III-2

Act, dated December 18, 2003, relating to the GEMI Scheme and GEMICO Scheme.

2.                                      Bermuda –

Approval from the Bermuda Monetary Authority, dated March 3, 2004, for the transfer of all of the issued and outstanding shares of Brookfield from GEFAHI to Genworth.

Approval from the Bermuda Monetary Authority, dated March 3, 2004, for the transfer of all of the issued and outstanding shares of Viking from GELCO to Genworth.

3.                                      Canada –

Approval, dated April 13, 2004, from the Minister of Finance under section 407 of the Insurance Companies Act of Canada to allow GEMIC Holdings Company to acquire a significant interest in GE Capital Mortgage Insurance Company (Canada) through the acquisition of all its shares.

Approval, dated April 13, 2004, from the Minister of Finance under section 407 of the Insurance Companies Act of Canada to allow GEFA International Holdings, Inc., GEFAHI and GEI, Inc. to have a significant interest in GE Capital Mortgage Insurance Company (Canada) through their control of GEMIC Holdings Company.

(iii) Approval, dated April 13, 2004, from the Minister of Finance under section 407 of the Insurance Companies Act of Canada to allow Genworth to have a significant interest in GE Capital Mortgage Insurance Company (Canada) through its acquisition of control of GEMIC Holdings Company.

4.                                      Guernsey –

Letter dated January 29, 2004 from the Guernsey Financial Services Commission approving the change of control of GE Mortgage Insurance (Guernsey) Limited and Financial Insurance Guernsey PCC Limited.

5.                                      Ireland –

Letter dated March 31, 2004 from the Irish Financial Services Regulatory Authority approving the change of control of Financial Insurance Group Services Limited.

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Letter dated April 1, 2004 from the Department of Finance confirming it has no objection to the change of control of Financial Insurance Group Services Limited.

Letter dated March 24, 2004 from the Department of Finance confirming that it has no objection to the transfer of CFI Administrators Limited.

6.                                      France –

Letter dated March 5, 2004 from the French Ministry of Economy and Finance to GEFA UK Holdings Limited approving its application to acquire the control of RD Plus from GEC SAS by way of the acquisition of 100% of the share capital of RD Plus.

Letter dated March 5, 2004 from the French Ministry of Economy and Finance to GEC SAS approving its application to sell the control of RD Plus to GEFA UK Holdings Limited by way of the sale of 100% of the share capital of RD Plus.

7.                                      Spain –

Letter dated April 26, 2004 from the Dirección General de Seguros of Spain approving the change of control of GE Financial Assurance, Compania de Seguros Y Reaseguros de Vida, S.A. that will result in GEFA UK Holdings Limited acquiring an indirect control of such company.

Letter dated April 26, 2004 from the Dirección General de Seguros approving the change of control of GE Financial Insurance Compania de Seguros Y Reaseguros, S.A. that will occur by GEFA UK Holdings Limited acquiring an indirect control of all of the shares of such company.

8.                                      United Kingdom –

Letter dated March 23, 2004 from the UK Financial Services Authority approving the changes of controllers of FACL and FICL that would occur upon a transfer of the entire issued share capital of FACL.

Letter dated March 23, 2004 from the UK Financial Services Authority approving the changes of controllers of GEMI consequent upon the transfer of the entire issued share capital of GEMI to GEFA UK Holdings Limited.

III-4

Affiliate Transaction Approvals

United States:

1.              Connecticut –

Letter dated April 19, 2004 from Connecticut Department of Insurance approving an Administrative Services Agreement between UFLIC and GEGLAC, as described in a Form D dated February 11, 2004.

Letter dated April 19, 2004 from Connecticut Department of Insurance approving a Tax Allocation Agreement among GEGLAC, GEHEI, GEMIC, GEMICNC, GEMRC, GERMIC, PRMI, Verex and certain of their affiliates, as described in a Form D dated February 11, 2004.

Letter dated April 5, 2004 from Connecticut Department of Insurance approving an Amended and Restated Investment Management and Services Agreement between GEGLAC and GEAM, as described in a Form D dated February 11, 2004.

2.              Delaware –

Letter dated April 14, 2004 from Delaware Department of Insurance approving the reinsurance and related transactions and agreements involving GECA, UFLIC and certain of their affiliates, as described in a Form D dated December 23, 2003 and Amendment 1 to Form D dated March 15, 2004.

Letter dated April 14, 2004 from Delaware Department of Insurance approving the Capital Maintenance Agreement between UFLIC and GE Capital, as described in a Form D dated December 23, 2003 and Amendment 1 to Form D dated March 15, 2004.

Letter dated April 14, 2004 from Delaware Department of Insurance approving an Amended and Restated Investment Management and Services Agreement between GECA and GEAM, as described in a Form D dated February 11, 2004.

Letter dated April 14, 2004 from Delaware Department of Insurance approving a Derivatives Management Services Agreement among GECA, Genworth, GNA, GE Capital and certain of their affiliates, as described in a Form D dated February 11, 2004.

III-5

Letter dated April 14, 2004 from Delaware Department of Insurance approving the payment of an extraordinary dividend by GECA in the amount of up to $900 million, as described in an extraordinary dividend request dated March 22, 2004.

Letter dated                  , 2004 from Delaware Department of Insurance approving a Tax Allocation Agreement among GECA, GELAAC, PIC, GECLANY, FHL, First Colony, AML, JLIC, RL and Genworth, as described in a Form D dated February 11, 2004.

Letter dated                  , 2004 from Delaware Department of Insurance approving a Tax Matters Agreement among Genworth and participating life insurance companies, as described in a Form D dated February 11, 2004.

3.              Illinois –

Letter dated April 12, 2004 from Illinois Department of Insurance approving reinsurance and related transactions and agreements involving UFLIC, AML, First Colony, FHL, GECA, GELACC, GEFAHI, GE Capital and certain of their affiliates, as described in a Form D dated December 23, 2003 and Amendment No. 1 to Form D dated March 15, 2004.

Letter dated March 25, 2004 from Illinois Department of Insurance approving (i) a  Derivatives Management Agreement among UFLIC, GEAM and GE Capital; (ii) an Administrative Services Agreement between UFLIC and GE Capital; (iii) a Business Services Agreement between GNA and UFLIC; and (iv) an Administrative Services Agreement between UFLIC and GEGLAC, each as described in a Form D dated February 11, 2004.

Letter dated April 8, 2004 from Illinois Department of Insurance approving (i) a  Derivatives Management Agreement among UFLIC, GEAM and GE Capital; (ii) an Administrative Services Agreement between UFLIC and GE Capital; (iii) a Business Services Agreement between GNA and UFLIC; and (iv) an Administrative Services Agreement between UFLIC and GEGLAC, each as described in the amended Form D dated April 5, 2004.

III-6

4.              New York –

Letter dated April 14, 2004 from New York Department of Insurance advising that it does not object to the implementation of reinsurance and related transactions and agreements involving AML, GECLANY, UFLIC and certain of their affiliates, as described in a Prior Notice dated December 23, 2003 and the amended Prior Notice dated March 15, 2004.

Letter dated April 23, 2004 from New York Department of Insurance advising that it does not object to the implementation of a Tax Allocation Agreement among GECA, GELAAC, PIC, GECLANY, FHL, First Colony, AML, JLIC, RL and Genworth, as described in a Prior Notice dated February 11, 2004.

Letter dated May    , 2004, from New York Insurance Department advising that it does not object to the implementation of an Amended and Restated Investment Management and Services Agreement between AML and GEAM, as described in a Prior Notice dated February 11, 2004.

Letter dated May        , 2004, from New York Insurance Department advising that it does not object to the implementation of an Amended and Restated Investment Management and Services Agreement between GECLANY and GEAM, as described in a Prior Notice dated February 11, 2004.

Letter dated May        , 2004, from New York Insurance Department advising that that it does not object to the implementation of an Investment Management and Services Agreement between AML and GNA, as described in a Prior Notice dated February 11, 2004.

Letter dated May        , 2004, from New York Insurance Department advising that it does not object to the implementation of an Investment Management and Services Agreement between GECLANY and GEAM, as described in a Prior Notice dated February 11, 2004.

5.              North Carolina –

[Letter] [Order] dated                  , 2004 from North Carolina Commissioner of Insurance approving an Amended and Restated Investment Management and Services Agreement among GEHEI, GEMIC, GEMICNC, GEMRC, GERMIC, PRMI and GEAM, as described in a Form D dated March 3, 2004.

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6.              South Carolina –

[Letter] [Order] dated                   , 2004 from South Carolina Director of Insurance approving (i) a Tax Allocation Agreement among GECA, GELAAC, PIC, GECLANY, FHL, First Colony, AML, JLIC, RL and Genworth; and (ii) a First Amendment to the Special Tax Agreement among RL, GECA and First Colony, as described in a letter dated April 26, 2004.

7.              Texas –

Order dated March 22, 2004 from Texas Commissioner of Insurance approving (i) a Tax Allocation Agreement among GECA, GELAAC, PIC, GECLANY, FHL, First Colony, AML, JLIC, RL and Genworth; (ii) a Tax Matters Agreement among Genworth and participating life insurance companies; (iii) an amendment to a Tax Indemnification Agreement between PIC and GNA; and (iv) an Amended and Restated Investment Management and Services Agreement between PIC and GEAM, each as described in a Form D dated February 11, 2004.

8.              Virginia –

Letter dated April 14, 2004 from Commonwealth of Virginia State Corporation Commission, Bureau of Insurance, approving (i) reinsurance and related transactions and agreements involving First Colony, GELAAC, FHL, JLIC, UFLIC and certain of their affiliates (as described in a Form D dated December 23, 2003, Amendment 1 to Form D dated March 15, 2004 and Amendment 2 to Form D dated April 14, 2004); (ii) an Amended and Restated Investment Management and Services Agreement among First Colony, GELAAC, FHL, FFRL Re Corp., and GEAM (as described in a Form D dated February 11, 2004); and (iii) a Tax Allocation Agreement among GECA, GELAAC, PIC, GECLANY, FHL, First Colony, AML, JLIC, RL and Genworth (as described in a Form D dated February 11, 2004); and (iv) a Tax Matters Agreement among Genworth and participating life insurance companies (as described in a Form D dated February 11, 2004).

Letter dated April 14, 2004 from Commonwealth of Virginia State Corporation Commission, Bureau of Insurance, approving the payment of extraordinary dividends by (i) First Colony of up to $550 million in cash and securities and redemption of $250 million of its Series A preferred stock held by GEFAHI (described in a Form F dated March 22, 2004); (ii) FHL in the form of cash and securities of $550 million, its 12.7% ownership interest in the common stock of UFLIC and its 11.7% ownership interest in the common stock of GELAAC (described in a Form

III-8

F dated March 22, 2004); and (iii) GELAAC of up to $500 million in cash and securities (described in a Form F dated March 22, 2004).

9.              Wisconsin –

Letter dated February 25, 2004 from Wisconsin Department of Insurance approving (i) an Amended and Restated Services and Shared Expenses Agreement among GEHEI, GEMIC, GEMICNC, GEMRC, GERMIC, PRMI, GEAM, Verex, GNA and certain of their affiliates; (ii) an Amended and Restarted Investment Management and Services Agreement between Verex and GEAM; (iii) a Tax Allocation Agreement among GEGLAC, GEHEI, GEMIC, GEMICNC, GEMRC, GERMIC, PRMI, Verex and certain of their affiliates; and (iv) a Tax Matters Agreement among Genworth and participating non-life insurance companies, each as described in a Form D dated February 11, 2004.

International:

United Kingdom – Letter dated April 1, 2004 from the UK Financial Services Authority confirming that it has no further comments on either (i) the reinsurance agreement between Viking and FACL, or (ii) the reinsurance agreement between Viking and FICL.

Miscellaneous Approvals

United States:

1.              California –

No Action Letter dated April 12, 2004 from California Department of Insurance with respect to (i) reinsurance agreements between FHL and UFLIC; (ii) a reinsurance agreement between First Colony and UFLIC; (iii) reinsurance agreements between GELAAC and UFLIC; and (iv) reinsurance agreements between GECA and UFLIC, each as described in an application dated January 12, 2004 filed pursuant to California Insurance Code Section 1011(c) and Amendment No. 1 thereto dated March 22, 2004.

[Letter] [Order] dated                  , 2004 from California Department of Managed Health Care approving Material Modification Application relating to California Benefits Dental Plan.

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2.              Wisconsin –

Letter dated April 8, 2004 from Wisconsin Department of Insurance approving Bulk Reinsurance Notification, as described in a Notice dated March 16, 2004.

3.              Arizona –

Order dated March 26, 2004 from the Superintendent of Banks of the State of Arizona granting to Genworth an exemption from the change of control filing and approval requirements relating to GE Financial Trust Company.

4.              New York –

Approval letter dated May        , 2004 from the New York Department of Insurance approving the UFLIC Derivative Use Plan.

International

Australia –

Authorisation, dated December 19, 2003, from the Australian Prudential Regulation Authority for GE Mortgage Insurance Company Pty Ltd to carry on insurance business in Australia under subsection 12(2) of the Insurance Act 1973.

Authorisation, dated December 19, 2003, from the Australian Prudential Regulation Authority for GE Mortgage Insurance Holdings Pty Ltd to be a non-operating holding company of a general insurer in Australia under the Insurance Act 1973.

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Legend for defined terms:

AML:	American Mayflower Life Insurance Company of New York, a New York-domiciled stock life insurer

Brookfield:	Brookfield Life Assurance Company Limited, a Bermuda-domiciled insurance company

FACL:	Financial Assurance Company Limited, an authorised life insurance company incorporated in England and Wales

FICL:	Financial Insurance Company Limited, an authorised general insurance company incorporated in England and Wales

First Colony:	First Colony Life Insurance Company, a Virginia-domiciled stock life insurer

FHL:	Federal Home Life Insurance Company, a Virginia-domiciled stock life insurer

GE Capital:	General Electric Capital Corporation, a Delaware company

GEAM:	GE Asset Management Incorporated, a Delaware company

GECA:	General Electric Capital Assurance Company, a Delaware-domiciled stock life insurer

GECLANY:	GE Capital Life Assurance Company of New York, a New York-domiciled stock life insurer

GEC SAS:	General Electric Capital SAS, a company incorporated in France

GEFA UK:	GE Financial Assurance UK Holdings Limited, a company incorporated in England

GEFAHI:	GE Financial Assurance Holdings, Inc., a Delaware company

GEGLAC:	GE Group Life Assurance Company, a Connecticut-domiciled stock life insurer

GEHEI:	General Electric Home Equity Insurance Corporation of North Carolina, a North Carolina-domiciled stock mortgage insurer

GELAAC:	GE Life and Annuity Assurance Company, a Virginia-domiciled stock life insurer

GELCO:	GELCO Corporation, a Delaware corporation

GEMI:	GE Mortgage Insurance Limited, an authorised general insurance company incorporated in England and Wales

GEMI AUS:	GE Mortgage Insurance Pty Ltd, an authorised Australian insurance company

GEMIC:	General Electric Mortgage Insurance Corporation, a North Carolina-domiciled stock mortgage insurer

GEMICO:	GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, an authorised Australian insurance company

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GEMICNC:	General Electric Mortgage Insurance Corporation of North Carolina, a North Carolina-domiciled stock mortgage insurer

GEMRC:	GE Mortgage Reinsurance Corporation of North Carolina, a North Carolina-domiciled stock mortgage insurer

GERMIC:	GE Residential Mortgage Insurance Corporation of North Carolina, a North Carolina-domiciled stock mortgage insurer

Genworth:	Genworth Financial, Inc., a Delaware company

GNA:	GNA Corporation, a Washington company

JLIC:	Jamestown Life Insurance Company, a Virginia-domiciled stock life insurer

New GEMICO:	GE Mortgage Insurance Company Pty Limited, an authorised Australian insurance company

PIC:	Professional Insurance Company, a Texas-domiciled stock life insurer

PRMI:	Private Residential Mortgage Insurance Corporation, a North Carolina-domiciled stock mortgage insurer

RD Plus:	RD Plus S.A., a non-life payment protection insurance company incorporated and domiciled in France

RL:	River Lake Insurance Company, a South Carolina-domiciled special purpose captive insurance company

UFLIC:	Union Fidelity Life Insurance Company, an Illinois-domiciled stock life insurer

Verex:	Verex Assurance, Inc., a Wisconsin-domiciled stock mortgage insurer

Viking:	Viking Insurance Co. Ltd., a Bermuda-domiciled insurance company

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EXHIBIT A-1

FORM OF U.S. COMPANY COUNSEL OPINION

1.                                       The Company has been duly incorporated, is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus.

2.                                       Each of GE Capital Life Assurance Company of New York, GEFA International Holdings, Inc. and General Electric Capital Assurance Company (each, a “Subsidiary”) is a corporation validly existing  and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.                                       The authorized capital stock of the Company consists of  1,500,000,000 shares of Class A common stock, par value $0.001 per share, 700,000,000 shares of Class B common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share.  The Shares are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights pursuant to law or in the Company’s Certificate of Incorporation.

4.                                       All the outstanding shares of capital stock of each Subsidiary are owned of record by the Company or one of its subsidiaries.  To our knowledge, such shares are also owned beneficially by the Company or one of its subsidiaries and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances.

5.                                       The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.  The execution, delivery and performance of the Underwriting Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company.

6.                                       The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, (iii) the laws of the State of New York, the corporate laws of the State of Delaware or federal law or regulation (other than federal and state securities or blue sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or

A-1-1

ruling of any court or governmental authority binding on the Company or any of its subsidiaries of which we are aware.

7.                                       No consent, approval, waiver, license or authorization or other action by or filing with any federal or state governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations thereunder, except for those in connection with federal and state securities or blue sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph, and those already obtained or made.

8.                                       The statements (A) in the Prospectus under the captions “Arrangements between GE and Our Company – Relationship with GE,” “Description of Series A Preferred Stock,” “Description of Capital Stock,” “Description of Equity Units,” “Shares Eligible for Future Sale,” “Management – GE 1990 Long-Term Incentive Plan; – Omnibus Incentive Plan; – Incentive Compensation Program” and “Certain United States Federal Income Tax Consequences” and (B) in the Registration Statement in response to the requirements of Item 14 and 15 of Form S-1, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

9.                                       To our knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

10.                                 The Registration Statement has become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement.

11.                                 The Shares have been registered under the Exchange Act.

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EXHIBIT A-2

FORM OF U.S. COMPANY COUNSEL LETTER

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Registration Statement and Prospectus are of a non-legal character.  In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement and Prospectus.  Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus.  Also, we do not make any statement herein with respect to any  of the financial statements and related notes thereto, the financial statement schedules or the financial, statistical or accounting data contained in the Registration Statement and Prospectus.

We have reviewed the Registration Statement and Prospectus and we have participated in conferences with representatives of the Company, its independent public accountants, its special insurance regulatory counsel, its local counsel, you and your counsel, and the Seller, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that (i) the Registration Statement or the Prospectus do not comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, (ii) the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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EXHIBIT B

FORM OF U.S. COMPANY REGULATORY COUNSEL OPINION

1.                                       Each subsidiary listed in Schedule A hereto (the “Insurance Subsidiary”) has the necessary permits, licenses and authorizations under the insurance laws and regulations of the jurisdiction set forth opposite such Insurance Subsidiary’s name on Schedule A hereto to conduct the lines of insurance business set forth opposite such Insurance Subsidiary’s name on Schedule A hereto, except where the failure to have such permits, licenses or authorizations would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2.                                       In connection with the Reorganization, the Company and each of the Insurance Subsidiaries have obtained all necessary consents, permits, licenses and authorizations (collectively, the “Consents”) of and from, and have made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities required for the Reorganization, except where the failure to have such Consents or to make such Filings would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3.                                       The Company is not, and after giving effect to the offering and sale of the Firm Shares and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

4.                                       The statements set forth in the Prospectus under the captions “Regulation,” “Arrangements Between GE and Our Company—Reinsurance Transactions” (but not including the statements set forth in the Prospectus under the caption “Arrangements Between GE and Our Company—Reinsurance Transactions—European payment protection insurance business we will acquire from GE affiliates”), “Risk Factors—Risks Relating to Our Mortgage Insurance Segment” and “Glossary of Selected Reinsurance Terms,” insofar as such statements purport to describe provisions of documents referred to therein, the Federal laws of the United States of America, the laws of the State of New York or the insurance laws and regulations of the California, Connecticut, Delaware, Illinois, New York, North Carolina, South Carolina, Texas, Virginia and Wisconsin, fairly summarize such provisions or such laws in all material respects.

B-1

SCHEDULE A TO EXHIBIT B

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
1.	American Mayflower Life Insurance Company of New York	New York	Life, Annuities and Accident and Health
2.	Federal Home Life Insurance Company	Virginia	Life, Annuities, Credit Accident and Sickness, Credit Life and Accident and Sickness
3.	FFRL Re Corp.	Virginia	Life, Annuities, Accident and Sickness, Variable Life and Variable Annuities
4.	First Colony Life Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness
5.	GE Capital Life Assurance Company of New York	New York	Life, Annuities and Accident and Health Insurance
6.	GE Group Life Assurance Company	Connecticut	Accident and Health, Reinsurance, Life Non-Participating
7.	GE Life and Annuity Assurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness
8.	GE Mortgage Reinsurance Corporation of North Carolina	North Carolina	Credit Insurance
9.	GE Residential Mortgage Insurance Corporation of North Carolina	North Carolina	Credit Insurance
10.	General Electric Capital Assurance Company	Delaware	Life, including annuities, Variable Annuities and Health
11.	General Electric Home Equity Insurance Corporation of North	North Carolina	Credit Insurance

SCH A-1

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
Carolina
12.	General Electric Mortgage Insurance Corporation	North Carolina	Credit Insurance
13.	General Electric Mortgage Insurance Corporation of North Carolina	North Carolina	Credit Insurance
14.	Jamestown Life Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness
15.	Private Residential Mortgage Insurance Corporation	North Carolina	Credit Insurance
16.	Professional Insurance Company	Texas	Life; Accident and Health
17.	River Lake Insurance Company	South Carolina	Reinsurance of specified risks from First Colony Life Insurance Company
18.	Verex Assurance, Inc.	Wisconsin	Mortgage

SCH A-2

EXHIBIT C

FORM OF FRENCH COMPANY COUNSEL OPINION

1.                                       RD Plus S.A.(the “French Subsidiary”) is validly existing as a corporation in good standing under the laws of France and has the corporate power and necessary authorisation to conduct the following insurance activities in France as set forth under the following branches of article R.321-1 of the French Insurance Code and as set forth in the Authorizations:

(i)                                                 branch 1 (accidents);

(ii)                                              branch 2 (sickness);

(iii)                                           branch 3 (bodies of terrestrial vehicle);

(iv)                                          branch 9 (other damages to goods); and

(v)                                             branch 16 (various monetary losses).

2.                                       The French Subsidiary has obtained all necessary consents, permits, licenses and authorizations of and from, and has made all filings and declarations with, the French Ministry of Economy and Finance required for the Reorganization.

3.                                       The statements set forth in the Prospectuses under the caption “Arrangements Between GE and Our Company - European Payment Protection Insurance Business Arrangements,” insofar as such statements purport to describe provisions of documents subject to French law referred to therein or French law, fairly summarize such provisions or such laws.

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EXHIBIT D

FORM OF U.K. COMPANY COUNSEL OPINION

1.                                       GE Mortgage Insurance Limited (the “UK Insurance Subsidiary”) is a company incorporated with limited liability under the laws of England and Wales, has been in continuous existence since 26th June 1991, and is not in liquidation and has the corporate power, and necessary UK Financial Services Authority (“FSA”) authorization to effect and carry out contracts of insurance in the United Kingdom in classes 14, 15 and 16 (credit, miscellaneous financial loss and suretyship).

2.                                       In connection with the Reorganization, the Company, the Selling Stockholder and the UK Insurance Subsidiary each have obtained all necessary consents, permits, licenses and authorizations of and from, and has made all filings and declarations with the UK Financial Services Authority, required for the Reorganization, except where the failure to have made such filings or declarations would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the UK Insurance Subsidiary.

3.                                       The statements set forth in the Prospectus under the captions “Regulation - U.K. Insurance Regulation” and under the sub heading “United Kingdom and Continental Europe” in the section headed, “Business - Mortgage Insurance” and under the caption “Arrangements Between GE and our Company – Reinsurance Transactions – European payment protection insurance business we will acquire from GE affiliates,” insofar as such statements purport to describe provisions of documents governed by the laws of England and Wales referred to therein or the laws of England and Wales, fairly summarize such provisions or laws, in all material respects.

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EXHIBIT E

FORM OF COMPANY GENERAL COUNSEL OPINION

1.                                       The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2.                                       Each Designated Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3.                                       All of the issued shares of capital stock of each Designated Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

4.                                       The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

5.                                       The Company and each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) are duly licensed to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the

E-1

Company or the Insurance Subsidiaries to be so licensed would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

6.                                       The statements in the Prospectus under the captions “Business – Legal Proceedings”, “Corporate Reorganization” and “Description of Certain Indebtedness” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

E-2

EXHIBIT F

FORM OF AUSTRALIAN COMPANY COUNSEL OPINION

1.                                       GE Mortgage Insurance Company Pty Limited (“GEMICO”) and each of its related companies – GE Mortgage Insurance Holdings Pty Limited, GE Mortgage Insurance Finance Holdings Pty Limited and GE Mortgage Insurance Finance Pty Limited (collectively, the “Genworth Australia Entities”) have been duly incorporated, are validly existing as corporations in good standing under the laws of the State of Victoria, Australia, have the corporate power, necessary permits, licenses, approvals and authority to own their own  property and (in the case of GEMICO) to conduct its business as carried on as of the date hereof.

2.                                       All of the issued shares of capital stock of each of the Genworth Australia Entities have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

3.                                       In connection with the transfer of the Australian and New Zealand  mortgage insurance business previously conducted by GE Mortgage Insurance Pty Limited and GE Capital Mortgage Insurance Corporation (Australia) Pty Limited from such entities to GEMICO by way of schemes under Part III Division 3A of the Insurance Act 1973 (Cth) (“Australian Reorganization”), each of the Company, GE Financial Assurance Holdings, Inc. and the Genworth Australia Entities have obtained all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits required under Australian law (collectively, the “Consents”) of and from, and has made all filings and declarations required under Australian law (collectively, the “Filings”) with, all regulatory authorities, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required for the Australian Reorganization, except such Consents or Filings where such failure would not, individually or in the aggregate, have a material adverse effect on the Genworth Australia Entities.

4.                                       The statements set forth in the Prospectus under the captions “Regulation – Mortgage Insurance – International regulation – Australia” insofar as such statements purport to describe Australian legal matters, documents or proceedings referred to therein, fairly summarize such legal matters, documents and proceedings in all material respects.

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EXHIBIT G

FORM OF BERMUDA COMPANY COUNSEL OPINION

1.                                       Brookfield Life Assurance Company Limited (the “Bermuda Subsidiary”) is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                       Based solely upon a review of the certified copy of the register of members of the Bermuda Subsidiary as of the date prior to the Closing Date, prepared by the Secretary of the Company, the issued share capital of the Company consists of 250,000 common shares each having a par value of US$1.00 (the “Brookfield Shares”), each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and Genworth is the registered holder of the Brookfield Shares.

3.                                       No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the transfer of the Brookfield Shares by the Selling Stockholder to the Company, except such as have been duly obtained in accordance with Bermuda law.

4.                                       The Bermuda Subsidiary has the corporate capacity to carry on the business of insurance and reinsurance of all kinds and based solely upon a review of the Registration Certificate and the BMA Certificate the Bermuda Subsidiary is registered as a long-term insurer under the Insurance Act 1978 to carry on long-term business in accordance with the provisions of the Insurance Act 1978 and the conditions attached to such registration.

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EXHIBIT H

FORM OF CANADIAN COMPANY COUNSEL OPINION

1.                                       GE Capital Mortgage Insurance Company (Canada) (“GECMIC”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of Canada and has the corporate power, necessary permits, licenses, approvals and authority to own its own  property and to conduct its business as carried on as of the date hereof.

2.                                       All of the issued shares of capital stock of GECMIC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

3.                                       In connection with the transfer of all the outstanding shares in GECMIC from GECMIC Holdings Inc. to GEMIC Holdings Company and the subsequent acquisition of a significant interest in GECMIC by the Company as part of the Reorganization (“Canadian Reorganization”), each of the Company, GE Financial Assurance Holdings, Inc., GEFA International Holdings Inc., GECMIC Holdings Inc. and GECMIC have obtained all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits required under Canadian law (collectively, the “Consents”) of and from, and has made all filings and declarations required under Canadian law (collectively, the “Filings”) with, all regulatory authorities, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, required for the Canadian Reorganization, except such Consents or Filings where such failure would not, individually or in the aggregate, have a material adverse effect on GECMIC.

4.                                       The statements set forth in the Prospectus under the captions “Regulations – Mortgage Insurance – International regulation – Canada” and “Business – International mortgage insurance – Canada” insofar as such statements purport to describe Canadian legal matters, documents or proceedings referred to therein, fairly summarize such legal matters, documents and proceedings in all material respects.

H-1

EXHIBIT I

FORM OF NOVA SCOTIA COMPANY COUNSEL OPINION

1.                                       GEMIC Holdings Company (“GEMIC”) is an unlimited company duly incorporated and validly existing under the laws of Nova Scotia and is in good standing under the Corporations Registration Act (Nova Scotia).

2.                                       GEMIC has the corporate power and capacity to conduct its business and to own its property and assets.

3.                                       All of the issued shares of capital stock of GEMIC have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

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EXHIBIT J

FORM OF U.S. SELLING STOCKHOLDER COUNSEL OPINION

1.                                       The Selling Stockholder has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.  The execution, delivery and performance of the Underwriting Agreement by the Selling Stockholder have been duly authorized by all necessary corporate action on the part of the Selling Stockholder.

2.                                       The execution and delivery by the Selling Stockholder of the Underwriting Agreement and the performance by the Selling Stockholder of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Selling Stockholder, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument listed as an exhibit to the Registration Statement and to which the Selling Stockholder is party, (iii) the laws of the State of New York, the corporate laws of the State of Delaware or federal law or regulation (other than federal and state securities or blue sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Selling Stockholder of which we are aware.

3.                                       No consent, approval, waiver, license or authorization or other action by or filing with any federal or state governmental authority is required in connection with the execution and delivery by the Selling Stockholder of the Underwriting Agreement, the consummation by the Selling Stockholder of the transactions contemplated hereby or the performance by the Selling Stockholder of its obligations thereunder, except for those in connection with federal and state securities or blue sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph, and those already obtained or made.

4.                                       The Shares are owned of record by the Selling Stockholder.  To our knowledge, the Shares are also owned beneficially by the Selling Stockholder and are free and clear of all adverse claims, options and other encumbrances.

5.                                       Assuming that each Underwriter acquires the Shares being sold to it pursuant to the Underwriting Agreement without notice of an adverse claim thereto, upon (a)(i) indication by the Depositary Trust Company  (the “DTC”) by book entry that the Shares have been credited to such Underwriter’s securities account at DTC or (ii) DTC’s acquisition of such Shares for the Underwriter and acceptance of  such Shares for such Underwriter’s securities account (assuming in either such case that DTC does not have notice of any adverse claim) and (b) payment therefor in accordance with the terms of the Underwriting Agreement, (x) DTC shall be a protected purchaser of such Shares, (y) the Underwriters will

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acquire a valid security entitlement in respect of such Shares, and (z) no action based on an adverse claim may be validly asserted against such Underwriter with respect to its interest in such Shares.  For purposes of this paragraph, the terms “adverse claim,” “notice of an adverse claim,” “protected purchaser,” “securities account” and “security entitlement” have the respective meanings ascribed thereto in Sections 8-102(a)(1), 8-102(a)(17), 8-105, 8-303 and 8-501 of the Uniform Commercial Code in effect in the State of New York.

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